UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

475 Brannan Street, Suite 430
San Francisco,	California		94107
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Convertible Notes and the Indenture
On August 10, 2021, Upwork Inc. (the “Company”) closed its private offering of $575.0 million in aggregate principal amount of 0.25% Convertible Senior Notes due August 15, 2026 (the “Notes”). The sale includes the exercise in full by the Initial Purchasers (as defined below) of their option to purchase an additional $75.0 million aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated August 10, 2021 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.
The Notes will mature on August 15, 2026, unless earlier converted, redeemed, or repurchased. The Notes will bear regular interest at a rate of 0.25% per year. Interest will accrue from August 10, 2021 and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022, and the principal amount of the notes will not accrete. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding May 15, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021, if the last reported sale price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), exceeds 130% of the conversion price for each of at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events or distributions of the Common Stock. On or after May 15, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Common Stock, or a combination of cash and shares of the Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 15.1338 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $66.08 per share of Common Stock. The conversion rate is subject to customary adjustments under certain circumstances in accordance with the terms of the Indenture. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
The Company may not redeem the Notes prior to August 20, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, on or after August 20, 2024, if certain conditions are met. No sinking fund is provided for the Notes.
Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively subordinated in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).
The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:
1.    failure by the Company to pay the principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
2.    failure by the Company to pay the interest on any Note when due and payable and such failure continues for a period of 30 days;
3.    failure by the Company to convert any Note in accordance with the Indenture upon exercise of a holder’s conversion right for a period of three business days;
4.    failure by the Company to provide timely notice, upon certain events, as described in the Indenture when due;
5.    failure by the Company to comply with certain of its obligations under the Indenture;
6.    failure by the Company to perform any other agreement required of the Company in the Indenture and such failure continues for 60 days after notice is given in accordance with the Indenture;
7.    any indebtedness for money borrowed by the Company or one of the Company’s Significant Subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $60,000,000 (or its foreign currency equivalent) that is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration that is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and
8.    certain events of bankruptcy, insolvency, and reorganization with respect to the Company or any of the Company’s Significant Subsidiaries.

A copy of the Indenture and the form of the Note are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibits.
The net proceeds from this offering were approximately $560.1 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses related to the offering. The Company used approximately $49.4 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including marketing, brand awareness and sales, and which may include working capital, capital expenditures, and investments in and acquisitions of other companies, products or technologies that the Company may identify in the future.
Capped Call Transactions
On August 5, 2021, in connection with the pricing of the Notes, and on August 9, 2021, in connection with the full exercise by the Initial Purchasers of their option to purchase additional notes pursuant to the Purchase Agreement (as defined below), the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one or more financial institutions (the “Capped Call Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock underlying the Notes sold in the offering. The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon any conversion of Notes and/or offset any potential cash payments the Company would be required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price.

In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to purchase shares of Common Stock and/or enter into various derivative transactions with respect to Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could contribute to the expected increase (or reduce the size of any decrease) in the market price of the Common Stock or the Notes at that time.
In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes or following an repurchase of Notes by the Company on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that holders of the Notes will receive upon conversion of such Notes.
The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
A copy of the form of the Capped Call Transaction confirmation is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Capped Call Transaction confirmation does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the Initial Purchasers (as defined below) in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in and pursuant to the exemption from registration requirements provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement pursuant to which the Company sold the Notes to the Initial Purchasers. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 8.01. Other Events
Purchase Agreement
On August 5, 2021, the Company entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., and Jefferies LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell the Notes. In addition, pursuant to the terms of the Purchase Agreement, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of additional Notes on the same terms and conditions. The Purchase Agreement includes customary representations, warranties, and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
Press Release
On August 10, 2021, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

4.1	Indenture, dated as of August 10 ,2021, between Upwork Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 0.25% Convertible Senior Notes due 2026 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

99.1	Press Release issued by Upwork Inc., dated August 10, 2021 announcing the closing of the Notes offering.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: August 10, 2021	By:	/s/ Jacob McQuown
Jacob McQuown Vice President, Legal & Assistant Secretary